Exhibit 10.12

THIRD AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

This Third Amendment to Distribution Services Agreement (this “Amendment”) is between Hyperion Therapeutics, Inc. (the “Company”) and ASD Healthcare, a division of ASD Specialty Healthcare, Inc. (“Distributor”). This Amendment is effective as of February 14, 2015 (the “Amendment Effective Date”).

RECITALS

A.	The Company and Distributor are parties to a Distribution Services Agreement dated as of February 14, 2013, as amended by the First Amendment dated as of June 1, 2013 and the Second Amendment dated as of October 4, 2013, which Second Amendment was terminated on October 14, 2013 (the “Agreement”); and

B.	The parties now wish to amend the Agreement to extend the Term of the Agreement for an additional two (2) years.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.	Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Regulatory. Section 7(e) of the Agreement is hereby deleted, in its entirety, and replaced with the following:

(e)	Adverse Events. If a Customer notifies Distributor of an Adverse Event of other complaint concerning a Product, Distributor will transfer the Customer to UCD Support Services at 855-823-7878, remaining on the line with Customer until the call has been successfully transferred and the Customer is in communication with UCD Support Services.

3.	Term. Section 13(a) of the Agreement is hereby deleted, in its entirety, and replaced with the following:

(a)	Term. This Agreement is effective as of the Effective Date and will continue until February 13, 2017, unless terminated under the terms of this Agreement, and may be renewed upon the mutual written agreement of the parties (the “Term”)

4.	No Other Changes. Except as otherwise provided in this Amendment, the Agreement shall remain in full force and effect as presently written and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Hyperion Therapeutics, Inc.		ASD Healthcare, a division of ASD Specialty Healthcare, Inc.

By:	/s/ Donald J. Santel	By:	/s/ Matthew Johnson
Name:	Donald J. Santel	Name:	Matthew Johnson
Title:	CEO	Title:	Chief Operating Officer ASD Healthcare
		Date:	2-20-2015

Hyperion Therapeutics, Inc.

By:	/s/ Jeffrey Farrow
Name:	Jeffrey Farrow
Title:	CFO